UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2006

Lincolnway Energy, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

59511 W Lincoln Highway, Nevada, Iowa		50201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-382-8899

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On April 20, 2006, Lincolnway Energy, LLC issued the following press release:

LINCOLNWAY ENERGY, LLC COMMENCES EXPLORATORY EFFORTS FOR ETHANOL FACILITY IN POLK COUNTY, IOWA

NEVADA, IOWA (April 20, 2006) – Lincolnway Energy, LLC (the "Company") today announced the commencement of efforts to explore the feasibility of constructing a dry mill fuel ethanol production facility in Polk County, Iowa. Initial plans provide for a facility with production capacity of 100 million gallons per year. The Company is in the process of evaluating several potential sites for the facility, one of which is located in Des Moines, Iowa and is owned by the City of Des Moines. The Company is scheduled to appear at the April 24, 2006 meeting of the Des Moines City Council to request approval to enter into negotiations with the City for the possible acquisition of this site.

The Company’s ability to proceed with construction of the facility is subject to a number of material contingencies, including selection and acquisition of a site with adequate utility and transportation access, availability of acceptable financing, receipt of necessary governmental permits and execution of construction contracts. Construction of the facility could commence as early as December, 2006, with an estimated construction period of 18 months.

The Company was founded in 2004, and is based in Nevada, Iowa. The Company is scheduled to commence operation on May 22, 2006 of its first newly-constructed, dry mill fuel ethanol facility in Nevada with an annual production capacity of 50 million gallons. The Company’s mission statement is to produce clean renewable energy, maintain a safe and rewarding place to work and maximize shareholder value. The Company is owned by approximately 942 Iowa residents, over 40% of which reside in Polk and Story Counties.

This press release contains forward-looking statements with respect to the Company’s plans to construct and operate an ethanol facility as described herein. These statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in this press release. The Company is providing this information as of April 20, 2006, and expressly disclaims any duty to update information contained in this press release. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied herein. The risks and uncertainties that may effect the forward-looking statements contained in this press release include, but are not limited to, the following: the various contingencies discussed above that must be resolved to the satisfaction of the Company prior to the commencement of construction of the facility; overcapacity within the ethanol industry; availability and cost of products and raw materials (particularly corn and coal); changes in the price and market for ethanol and distillers grains; changes in or elimination of federal and state ethanol tax incentives; total US consumption of gasoline; fluctuations in petroleum prices; changes and advances in ethanol production technology; and competition from alternative fuels and alternative fuel additives. Accordingly, undue reliance should not be placed on the forward-looking statements contained in this press release.

The information contained in this Current Report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincolnway Energy, LLC

April 21, 2006	By:	Richard Brehm

Name: Richard Brehm
Title: President and Chief Executive Officer